UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2022

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4796 Executive Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(619) 323-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OTIC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 14, 2022, Otonomy, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Staff had determined to delist the Company’s securities unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Staff’s determination was due to the Company’s securities having a closing bid price of less than $0.10 per share for the preceding ten consecutive trading days, in contravention of Nasdaq Listing Rule 5810(c)(3)(A)(iii).

The Company submitted a request for a hearing before the Panel and delisting was stayed pending the Company’s hearing with the Panel scheduled for December 22, 2022. Following the Company’s announcement of its Plan of Dissolution on December 19, 2022, the Company had further discussions with the Staff and determined that its plan would not support regaining compliance to maintain the listing of its securities on Nasdaq. On December 21, 2022, the Company notified Nasdaq of its intention to withdraw from the Nasdaq hearing process.

On December 22, 2022, the Company received a letter from the Staff advising the Company that the Company’s shares would be suspended from trading on Nasdaq, effective at the open of business on December 23, 2022.

Following such suspension, the Company anticipates its securities will be quoted on the OTC Pink Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OTONOMY, INC.

Date: December 22, 2022	By:	/s/ Paul E. Cayer
Paul E. Cayer President, Secretary, Chief Financial and Business Officer